UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
November 8, 2018

NELNET, INC.
(Exact name of registrant as specified in its charter)

Nebraska	001-31924	84-0748903
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 South 13th Street, Suite 100 Lincoln, Nebraska	68508
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (402) 458-2370
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                        [ ]

Item 2.02 Results of Operations and Financial Condition.
On November 8, 2018, Nelnet, Inc. (the “Company”) issued a press release with respect to its financial results for the quarter ended September 30, 2018. A copy of the press release is furnished as Exhibit 99.1 to this report. In addition, a copy of the supplemental financial information for the quarter ended September 30, 2018, which was made available on the Company's website at www.nelnetinvestors.com on November 8, 2018 in connection with the press release, is furnished as Exhibit 99.2 to this report.

The above information and Exhibits 99.1 and 99.2 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall such information and Exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. In addition, information on the Company's website is not incorporated by reference into this report and should not be considered part of this report.

Certain statements contained in the exhibits furnished with this report may be considered forward looking in nature and are subject to various risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, the Company's actual results may vary materially from those anticipated, estimated, or expected. Among the key risks and uncertainties that may have a direct bearing on the Company's future operating results, performance, or financial condition expressed or implied by the forward-looking statements are the matters discussed in the Risk Factors section of the Company's Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on February 27, 2018. Although the Company may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 8, 2018, the Board of Directors (the “Board”) of the Company, upon the recommendation of the Board’s Nominating and Corporate Governance Committee, increased the size of the Board from eight to nine members and the number of Class I members of the Board from two to three, and appointed Preeta D. Bansal as a Class I member of the Board, to hold office for a term expiring at the Company’s 2021 annual meeting of shareholders. The Board has affirmatively determined that Ms. Bansal is an independent director under the corporate governance listing standards of the New York Stock Exchange. In connection with her appointment to the Board, Ms. Bansal has also been appointed to serve on the Board's Compensation Committee, Compliance Committee, and Risk and Finance Committee.

There were no arrangements or understandings between Ms. Bansal and any other person pursuant to which Ms. Bansal was selected as a director, and there are and have been no transactions, either since the beginning of the Company's last fiscal year or currently proposed, regarding Ms. Bansal that are required to be disclosed under Item 404(a) of Regulation S-K.

As a non-employee director of the Company, Ms. Bansal will participate in the Company’s compensation program for non-employee directors described under the caption “Director Compensation Elements” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 13, 2018. In connection therewith and pursuant to an election made by Ms. Bansal, the Company will grant shares of the Company’s Class A common stock to Ms. Bansal pursuant to the Company’s Directors Stock Compensation Plan in payment of the pro rata retainers of $50,000 and $15,000 for her service on the Board and on committees of the Board, respectively, from the date of her appointment until the Company's 2019 annual meeting of shareholders scheduled to be held in May 2019.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits. The following exhibits are furnished as part of this report:

Exhibit No.	Description

99.1	Press Release dated November 8, 2018 - "Nelnet Reports Third Quarter 2018 Results"
99.2	Supplemental Financial Information for the Quarter Ended September 30, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 8, 2018
NELNET, INC.
By:    /s/ JAMES D. KRUGER

Name:	James D. Kruger

Title:	Chief Financial Officer